UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under §240.14a-12

TECHNICAL COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

TECHNICAL COMMUNICATIONS CORPORATION

Notice Of Annual Meeting Of Stockholders

To Be Held February 10, 2020

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Meeting”) of Technical Communications Corporation, a Massachusetts corporation (the “Company”), will be held at 10:00 a.m. (local time) on Monday February 10, 2020 at the offices of the Company, 100 Domino Drive, Concord, Massachusetts 01742, to:

1.	Elect one Class II Director to serve on the Board of Directors for a term of three years expiring at the 2023 Annual Meeting of Stockholders;

2.	Hold a stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Meeting;

3.	Ratify the appointment of Stowe & Degon, LLC as the independent registered public accounting firm of the Company for the fiscal year ending September 26, 2020; and

4.	Consider and act upon such other business and matters as may properly come before the Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented at the Meeting. Only stockholders of record of the Company at the close of business on the record date of December 13, 2019 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors,

David A. White, Secretary

Concord, Massachusetts

January 10, 2020

It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, please promptly complete, sign, date and mail the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

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Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on February 10, 2020

This Proxy Statement and related materials are available at the Company’s website at https://www.tccsecure.com/Investors.aspx.

This Proxy Statement relates to the Company’s 2020 Annual Meeting of Stockholders to be held on Monday, February 10, 2020 at 10:00 a.m. (local time) at the Company’s offices located at 100 Domino Drive, Concord, Massachusetts 01742.

The matters to be voted upon at such meeting are:

(1)	the election of one Class II Director to serve on the Board of Directors for a term of three years expiring at the 2023 Annual Meeting of Stockholders;

(2)	a stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement for the meeting; and

(3)	the ratification of Stowe & Degon, LLC as the independent registered public accounting firm of the Company for the fiscal year ending September 26, 2020.

Stockholders will also consider and act upon such other business and matters as may properly come before such meeting or any adjournments thereof.

Only stockholders of record at the close of business on December 13, 2019 are entitled to notice of and to vote at the meeting and any adjournments thereof.

Materials that will be available electronically at the website identified above include:

•	the Notice of Annual Meeting of Stockholders;
•	the Proxy Statement for the meeting;
•	the form of proxy card; and
•	the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019.

If you wish to attend the meeting in person and need directions, please contact TCC Investor Relations at (978) 287-5100. Instructions on how to complete, sign, date and return the proxy card are provided on the card, as well as a stockholder’s control/identification number(s).

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TECHNICAL COMMUNICATIONS CORPORATION

100 Domino Drive

Concord, MA 01742

PROXY STATEMENT

for the

2020 Annual Meeting of Stockholders

February 10, 2020

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Technical Communications Corporation, a Massachusetts corporation (“TCC” or the “Company”), for use at the Company’s 2020 Annual Meeting of Stockholders and any adjournments thereof (the “Meeting”), being held at 10:00 a.m. (local time) on Monday, February 10, 2020 at the offices of the Company, 100 Domino Drive, Concord, Massachusetts 01742.

It is expected that the Notice of Meeting, this Proxy Statement and the accompanying proxy card, and an Annual Report on Form 10-K for the fiscal year ended September 28, 2019 containing financial statements and other information of interest to stockholders, will be mailed to stockholders on or about January 10, 2020.

Record Date and Outstanding Shares

Only record holders of shares of the common stock, par value $0.10 per share, of the Company (the “Common Stock”) as of the close of business on December 13, 2019 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

As of the Record Date, there were 1,850,403 shares of the Company’s Common Stock outstanding and entitled to vote. The shares of Common Stock are the only voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record.

Proxies

If the enclosed proxy card is properly marked, signed, and returned in time to be voted at the Meeting, and is not subsequently revoked, the shares represented will be voted in accordance with the instructions marked thereon. SIGNED PROXIES RETURNED TO THE COMPANY AND NOT MARKED TO THE CONTRARY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Thus, proxies not marked to the contrary will be voted:

•	in favor of the nominee for election to the Board,
•	in favor of the compensation of our named executive officers as disclosed in this Proxy Statement; and
•	in favor of ratification of the Company’s independent registered public accounting firm.

Any stockholder may revoke a proxy at any time prior to its exercise by signing and delivering a later-dated proxy or a written notice of revocation to the Secretary of the Company. Stockholders attending the Meeting may also revoke their proxies by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless a stockholder gives affirmative notice at the Meeting that such stockholder intends to revoke the proxy and vote in person.

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Quorum and Approval

The presence in person or by proxy of the holders of a majority in interest of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Meeting. The stockholders entitled to vote that are present in person or by proxy at the Meeting may adjourn the Meeting without additional notice unless a new record date is or must be fixed. At any adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting and any adjourned Meeting. A broker non-vote occurs if the broker or other nominee who holds shares represented by a proxy has not received instructions with respect to a particular proposal and does not have discretionary authority with respect to such proposal. Matters as to which brokers do not have discretionary authority include the election of directors, even in uncontested elections, and the “say on pay” proposal.

The affirmative vote of a plurality of the votes cast at the Meeting by the shares entitled to vote thereon is required to elect a director. Abstentions, broker non-votes and votes withheld will not be included in the totals for director elections, and will have no effect on the outcome of the vote.

The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter shall be required for the stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the Compensation section (including the tables therein) of this Proxy Statement. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

Lastly, the affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the ratification of the selection of the Company’s independent registered public accounting firm. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

Other Matters

The Board of Directors knows of no matters to be presented for consideration at the Meeting other than as set forth in this Proxy Statement. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as proxies and consistent with applicable law.

No director, executive officer or nominee for director, nor any associate of any of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting.

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PROPOSAL I. ELECTION OF DIRECTORS

The business corporation statute of Massachusetts requires, unless a company opts out, that the terms of directors of public companies be staggered by dividing the number of directors into three groups, as nearly equal in number as possible, with the number of directors subject to such requirement being fixed by a vote of the board. Pursuant to the statute and the Company’s By-laws, the members of the Company’s Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The term of the Class I director expires at the 2022 annual meeting of stockholders; the term of the Class II director to be elected at the Meeting expires at the 2023 annual meeting of stockholders; and the term of the Class III directors will expire at the 2021 annual meeting of stockholders.

Directors elected by the stockholders at an annual meeting to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified. Vacancies on the Board, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director so elected holds office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until the director’s successor shall have been elected and qualified.

Nominee for Director

One director is to be elected at the Meeting as the Class II director. The Board of Directors, as recommended by its Compensation, Nominating and Governance Committee, has nominated Francisco F. Blanco for election as the Company’s Class II Director. Mr. Blanco is currently and has been a director of the Company since 2011 and has consented to being named in this Proxy Statement and to serve if elected. If elected, the nominee will hold office until the 2023 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The Board of Directors knows of no reason why such nominee should be unable or unwilling to serve, but, if such should be the case, proxies may be voted for the election of some other person.

The affirmative vote of a plurality of the votes cast at the Meeting by the shares entitled to vote thereon is required to elect a director. Thus, abstentions, broker non-votes and votes withheld will not be included in the totals and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEE.

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Members of the Board of Directors, Nominees and Executive Officers

The following table sets forth the name and address of each director, nominee and executive officer of the Company, the year each current director first became a director, and the age and positions currently held by each such individual with the Company. The following table is as of December 13, 2019.

Name and Address(1)	Year First Became a Director	Age	Positions and Offices with the Company

Ralph M. Norwood	2019	76	Class I Director

Francisco F. Blanco	2011	77	Class II Director

Carl H. Guild, Jr.	1997	76	Class III Director, Chairman of the Board, Chief Executive Officer and President

Thomas E. Peoples	1998	71	Class III Director

Non-Director Executive Officers

Michael P. Malone	--	60	Chief Financial Officer, Treasurer and Assistant Secretary

(1)	The address of Messrs. Norwood, Blanco, Guild, Peoples and Malone is c/o Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742.

Directors and Nominees

Ralph M. Norwood. Mr. Norwood served as Chief Financial Officer of CPS Technologies Corp. (“CPS”), a Nasdaq-listed manufacturer of electronic components, from 2011 until his retirement in May 2019; in August 2019, Mr. Norwood was elected to the Board of Directors of CPS.  He joined CPS from Navigator Advisors LLC, a financial consulting company, where he had served as President since he founded the firm in 2006. From 2002 until 2005 he served as Vice President and Chief Financial Officer of SatCon Technology Corporation, a clean energy company headquartered in Boston, MA. Previously, he served for over 20 years at Polaroid Corporation in various capacities including Vice President and Treasurer, Vice President and Controller, and Worldwide Manufacturing Controller. Mr. Norwood is a CPA and earned a B.S. from the University of New Hampshire and an M.B.A from the Darden School at the University of Virginia.

Mr. Norwood’s qualifications for election to and service on the Board of Directors include his significant financial expertise and experience, as well as his experience in international business.  Mr. Norwood’s experience as a financial executive also enhances the ability and functioning of the Board and in particular the Audit Committee in discharging its responsibilities to assist the Board with overseeing management’s conduct of TCC’s financial reporting processes.

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Francisco F. Blanco. Mr. Blanco is President and CEO of The Pola Group, LLC, a consulting firm focused on providing advice and assistance, strategic direction and creative business development solutions for commercial and government clients, where he has worked since 2010. From 2001 to 2010, Mr. Blanco was Executive Vice President of the Intelligence and National Security Alliance (“INSA”), a member-based non-profit, non-partisan, public-private organization that works to promote and recognize the highest standards within the national security and intelligence communities. Prior to joining INSA, Mr. Blanco was employed in a variety of senior management and leadership positions during his 30-year tenure at the U.S. Department of Defense.

Mr. Blanco’s qualifications for election to and service on the Board of Directors include his industry experience, his government experience and relationships with government leaders and agencies, his management and business development skills, and his in-depth understanding of the Company’s products and their markets.

Carl H. Guild, Jr. Mr. Guild has been President and Chief Executive Officer of the Company since 1998 and Chairman of the Board of Directors since 2001. He was also Vice-Chairman of the Board from 1998 to 2001 and Chairman in 1998, and was an independent consultant to the Company from 1997 to 1998. From 1993 to 1997, he was a Senior Vice President with Raytheon Engineers and Constructors, Inc., a former unit of Raytheon Company, a defense, homeland security and aerospace technology company. Mr. Guild serves as President and Chief Executive Officer of the Company pursuant to an Employment Agreement (as amended) with the Company, which agreement is summarized under “Employment Agreements” in the Compensation section below.

Mr. Guild’s qualifications for election to and service on the Board of Directors include his management and leadership experience and financial acumen, his deep understanding of the Company’s products, business and industry, including its international operations and customers, and his demonstrated commitment to TCC and its stockholders.

Thomas E. Peoples. Mr. Peoples currently serves as President of International Executive Counselors, LLC, a consulting company he established in Virginia in 2005. Mr. Peoples was Vice President and Managing Director of The SPECTRUM Group, a Washington, DC area-based consulting firm, from 2004 to February 2015. Between 2001 and 2004, Mr. Peoples was retired. From 1999 to 2001, Mr. Peoples was the Senior Vice President for International and Washington Operations of Gencorp, Inc., a publicly-held manufacturer of automotive, polymer, aerospace, and defense products. From 1992 to 1999, Mr. Peoples was a Vice President of Aerojet, a privately-held aerospace and defense contractor. Prior to 1992, Mr. Peoples served as Manager of Business Development for Smart Munitions Programs at Raytheon Company. He served in the U.S. Army between August 1966 and February 1987, retiring from service as a Lieutenant Colonel. He is also a former Board member and Treasurer of the National Guard Youth Foundation and was an appointed member of the U.S. Department of Defense Science Board from 2000 to 2002.

Mr. Peoples’s qualifications for election to and service on the Board of Directors include his management and business experience, his government experience and relationships with government leaders and agencies, his business development skills and engineering expertise, and his in-depth understanding of the Company’s products and their markets.

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Officers

Michael P. Malone. Mr. Malone, Chief Financial Officer, Treasurer and Assistant Secretary, joined the Company in 1998 as Director of Finance and Treasurer and became Chief Financial Officer in 2000. From 1997 to 1998, he was the Controller at Vasca, Inc., a privately-held medical device company. Prior to 1997, Mr. Malone was with ZOLL Medical Corporation, a publicly-traded medical device and software solutions company, for five years as its Controller and Treasurer. Mr. Malone and the Company are parties to an Employment Agreement, which agreement is summarized under “Employment Agreements” in the Compensation section below.

Corporate Governance

Board Composition and Independence; Meetings

The size of the Board of Directors is set at four directors. The Board has determined that each current director other than Mr. Guild is an “independent” director as that term is defined in the rules and regulations of The Nasdaq Stock Market (“Nasdaq”), including Listing Rule 5605, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company does not utilize any other definition or criteria for determining the independence of a director or nominee, and no other transactions, relationships, or arrangements exist to the Board’s knowledge or were considered by the Board in determining any director’s or nominee’s independence.

The Board of Directors held four meetings during the fiscal year ended September 28, 2019. Each director attended 100% of the aggregate of (a) the total number of meetings of the Board of Directors he was eligible to attend, and (b) the total number of meetings of all committees of the Board of Directors on which he served that were held during the Company’s 2019 fiscal year.

Board Structure; Role in Risk Oversight

The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer, with Carl H. Guild, Jr. serving in both capacities since 2001. The Board believes that combining these roles fosters clear accountability, effective decision-making and alignment on corporate strategy. The structure allows one person to speak for and lead the Company and avoids duplication of work and confusion about who is in charge. Given the Company’s historic size and financial results, and the requirement that members of the Board serve staggered terms, the Board has determined that neither dividing these roles nor designating a lead independent director is necessary or would result in significant benefits to the Company. The Board believes that its composition and membership – with 75% of its members considered independent - contribute to, and are currently sufficient for, effective independent oversight and minimize any potential conflicts that may result from the combination of the CEO and Chairman roles.

The Board of Directors oversees the business of the Company, including management performance and risk management, to assure that the long-term interests of TCC’s stockholders are being served. The process to identify, analyze, report and manage risks has been developed informally over time and involves managers reporting to the Chief Executive Officer and Chief Financial Officer, who in turn report to the Board on the significant risks facing the Company. Each risk is discussed and quantified when possible and a plan is developed to address and mitigate identified risks. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management and the Board on such risks. The Audit Committee is especially critical in this process, and such committee’s responsibilities include reviewing risk management and compliance programs and consulting with management and the Board on risk identification, measurement and mitigation.

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Committees

The Board of Directors currently has two committees, the Audit Committee and the Compensation, Nominating and Governance Committee, each as described below.

Audit Committee

The Audit Committee of the Board, which currently consists of Messrs. Peoples (Chairman), Blanco and Norwood, held four meetings and acted once by unanimous written consent during fiscal year 2019.

The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by:

•	reviewing the financial reports and other financial information of the Company,
•	reviewing the Company’s system of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes,
•	serving as an independent and objective party to monitor the Company’s financial reporting processes and internal control systems,
•	reviewing and appraising the audit efforts of the Company’s independent registered public accounting firm,
•	reviewing, approving and/or ratifying related person transactions, and
•	providing an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee acts pursuant to an Audit Committee Charter, a copy of which is posted on the Company’s website at https://www.tccsecure.com/Investors.aspx. The Audit Committee’s charter requires that the committee review and update the charter periodically as conditions dictate. In August 2019, the Audit Committee’s charter was reviewed and affirmed without change.

The Board of Directors has determined that Mr. Peoples satisfies the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission (the “Commission”) by virtue of his educational and work experience as described above. The Board of Directors also has determined that Messrs. Peoples, Blanco and Norwood are independent under Nasdaq’s listing standards for directors and Audit Committee members under Rules 5605(b) and (c).

Compensation, Nominating and Governance Committee

The Company’s Compensation, Nominating and Governance Committee (the “Governance Committee”) currently consists of Messrs. Blanco (Chairman), Peoples and Norwood, and held three meetings during the 2019 fiscal year. As noted above, the Board has determined that each of these individuals satisfies applicable independence requirements for directors as well as members of such committee under Nasdaq Rules 5605(d) and (e).

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The primary function of the Governance Committee is to assist the Board of Directors in discharging its responsibilities with respect to the Company’s compensation and benefit programs, the organization and membership of the Board, and corporate governance matters. The Governance Committee’s goal is to assure that the composition, practices and operation of the Board contribute to value creation and effective representation of the Company’s stockholders, and to play a leadership role in shaping the Company’s corporate governance.

The Governance Committee acts pursuant to the Compensation, Nominating and Governance Committee Charter, a copy of which is posted on the Company’s website at https://www.tccsecure.com/Investors.aspx. The Governance Committee’s charter requires that the committee review and reassess the adequacy of the charter annually and recommend any proposed changes to the Board for approval. In August 2019, the Governance Committee’s charter was reviewed and affirmed without change. The Governance Committee must also annually evaluate its own performance.

The Board has approved policies and procedures for the Governance Committee with respect to the nomination of candidates to the Board and any committees thereof. These policies and procedures are available on the Company’s website at https://www.tccsecure.com/Investors.aspx and are summarized below, and have not been materially changed since adoption.

Nomination Policies and Procedures

The Governance Committee will accept for consideration any candidate properly recommended by a stockholder; acceptance of a recommendation for consideration does not imply the committee will nominate or recommend for nomination the proposed candidate.

Stockholders who wish to nominate qualified candidates to serve as directors must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s executive offices as set forth in the Company’s periodic reports as filed with the Commission, of a proposed nominee. Submissions may be by mail, courier or personal delivery. E-mail submissions will not be considered. In order to ensure meaningful consideration of such candidates, notice must be received not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders.

The notice must set forth as to each proposed nominee:

•	the nominee’s name, age, business address and, if known, residence address,
•	his or her principal occupation or employment and business experience,
•	the number of shares of stock of the Company, if any, which are beneficially owned by such nominee, and
•	any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to applicable law, including but not limited to any arrangements or agreements regarding the proposed candidate’s nomination, all relationships between the proposed nominee and the recommending stockholder and the Company, and all transactions between such parties.

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The notice must also set forth with respect to the stockholder making the nomination the name and address, as they appear on the Company’s books, of such stockholder, the number of shares of the Company that are owned beneficially or of record by such stockholder, and the time period such shares have been held.

Submissions received through this process will be forwarded to the Governance Committee for review. Only those submissions that comply with these procedures and those nominees who satisfy the qualifications determined by the Governance Committee for directors of the Company will be considered.

When considering candidates, the Governance Committee strives to achieve a balance of knowledge, experience and accomplishment such that the Board reflects a diversity of talent, age, skill, expertise and perspective. While there are no set minimum requirements, a candidate should:

•	be intelligent, thoughtful and analytical,
•	possess superior business-related knowledge, skills and experience,
•	reflect the highest integrity, ethics and character, and value such qualities in others,
•	have excelled in both academic and professional settings,
•	demonstrate achievement in his or her chosen field,
•	be free of actual or potential conflicts of interest,
•	be familiar with regulatory and governance matters,
•	have the ability to devote sufficient time to the business and affairs of the Company, and
•	demonstrate the capacity and desire to represent, fairly and equally, the best interests of the Company’s stockholders as a whole.

In addition to the above criteria (which may be modified from time to time), the Governance Committee may consider such other factors as it deems in the best interests of the Company and its stockholders, including a candidate’s independence, financial sophistication and special competencies. The Governance Committee does not have a formal policy with regard to the consideration of diversity when identifying and evaluating nominees but diversity may be considered when making nominations, including racial and ethnic diversity, gender, and diversity of personal and professional experiences, backgrounds, skills and qualifications.

The Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The Governance Committee may retain and compensate third parties, including executive search firms, to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service and familiarity with the Company with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. If any existing members do not want to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Governance Committee meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval. Once a slate is selected, the Governance Committee presents it to the full Board.

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The Governance Committee does not currently, and does not intend in the future, to differentiate between or alter the manner in which it evaluates candidates based on the constituency (including stockholders) that proposed the candidate.

For a description of the Governance Committee’s role in evaluating and establishing compensation programs, policies and levels for the Company, see the Compensation Discussion and Analysis and Compensation sections below.

Stockholder Communications and Director Attendance at Annual Stockholder Meetings

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to Technical Communications Corporation, 100 Domino Drive, Concord, MA 01742, Attention: Chief Financial Officer. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly junk mail or a mass mailing, a business solicitation, advertisement or job inquiry, or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard or take appropriate legal action regarding the communication.

Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to strongly encourage, but not require, the members of the Board to attend such meetings. All members of the Board except Mr. Blanco attended the 2019 Annual Meeting of Stockholders.

TCC’s policies regarding stockholder communications and director attendance (which may be modified from time to time) can be found on the Company’s website at https://www.tccsecure.com/Investors.aspx.

Certain Relationships and Related Person Transactions; Legal Proceedings

On August 29, 2019, Carl H. Guild, Jr., the Company’s CEO, President and Chairman of the Board, made a loan to the Company of $300,000 to provide working capital, which loan was evidenced by a demand promissory note bearing interest at the then-applicable federal rate. This loan was repaid by the Company in full on September 23, 2019.

David A. White, the Company’s Secretary, is a member of a law firm that provides legal services to the Company. Fees paid to Mr. White’s law firm during the Company’s 2019 fiscal year were approximately $142,000, which included work done in connection with the restatement, and approximately $51,000 for fiscal year 2018.

There were no other transactions during fiscal years 2019 or 2018, and there are no currently proposed transactions, to which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest. There are no family relationships among the directors, executive officers or any nominee therefor, and to the Company’s knowledge no arrangements or understandings exist between any director or nominee and any other person pursuant to which such director or nominee was or is to be selected as a director or executive officer.

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There are no material proceedings to which a director, executive officer or nominee is a party adverse to the Company or its subsidiary or has a material interest adverse to the Company or its subsidiary, nor to the Company’s knowledge are there any proceedings or events material to an evaluation of the ability or integrity of the Company’s directors, nominees or executive officers.

Code of Ethics

The Company has a Code of Business Conduct and Ethics, which applies to all of its employees, officers and directors. A copy of this code can be found on the Company’s website at https://www.tccsecure.com/Investors.aspx.

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REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 28, 2019.

The Audit Committee has reviewed and discussed the 2019 fiscal year audited financial statements with management. The Audit Committee has also discussed with the Company’s independent registered public accounting firm for fiscal 2019, Stowe & Degon LLC, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission; received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and discussed with the independent registered public accounting firm its independence and any relationships that may impact its objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 28, 2019 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee

Thomas E. Peoples (Chair)

Ralph M. Norwood

Francisco F. Blanco

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COMPENSATION DISCUSSION AND ANALYSIS

As noted above, one role of the Compensation, Nominating and Governance Committee of the Board of Directors, comprised solely of non-employee, “independent” directors, is to assist the Board with discharging its responsibilities relating to the compensation of TCC’s employees, officers and directors, and the development and administration of the Company’s compensation and benefit programs.

The Governance Committee operates under a written charter, which is available at https://www.tccsecure.com/Investors.aspx. As set forth in the charter, the committee’s authority and responsibilities with respect to compensation include:

•	For executives, to assist with the development of an executive compensation program supportive of the achievement of the Company’s strategic goals and objectives, to review and approve the goals and objectives relevant to the compensation of the Chief Executive Officer of the Company, including an annual evaluation of the CEO’s performance and the establishment of the CEO’s compensation and other material terms of employment, and to review and approve senior management team member compensation;

•	For directors, to annually evaluate the appropriate level and form of compensation for members of the Board and its committees, and to recommend changes to the Board when appropriate; and

•	For employees generally, to monitor and review all general compensation strategies and programs of the Company, including equity incentive and benefit programs.

The following discussion provides information about the Company’s compensation plans and programs generally, as well as compensation awarded to, earned by or paid to our “named executive officers” pursuant to applicable Commission rules and regulations. For additional information, please see the Compensation section that follows this discussion and analysis.

Compensation Philosophy and Objectives

The philosophy underlying the Company’s compensation plans is to provide compensation that rewards both individual and organizational performance and align such compensation with stockholder interests. The Company aims to make executive compensation sensitive to and reflective of the financial condition and performance of the Company, which is defined in terms of revenue growth and profitability. Compensation also must be competitive, thereby enabling the Company to attract, retain and motivate highly-qualified individuals who contribute to the Company’s success.

Procedure

Compensation decisions are made annually and are tied to the Company’s fiscal year-end. For each employee, a performance evaluation is conducted by his or her supervisor, the results of which are shared with the employee. The evaluation encompasses a review of the employee’s individual performance over the course of the fiscal year, and includes recognition of the achievement by TCC of its strategic objectives and priorities. Compensation decisions for non-officer employees are made after the results of the performance evaluations have been considered and an informal analysis is completed that considers the goals of market competitiveness and enhancement of stockholder value. No upward adjustment is made to an employee’s compensation if the individual’s performance does not merit, or if the Company’s financial condition and performance do not support, such an adjustment.

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The Governance Committee does not make individual compensation decisions for non-officer employees. Rather, our Chief Executive Officer sets compensation levels and presents the aggregate information to the Governance Committee for its information. Bonuses are typically paid in December, and salary increases are effective October 1 and paid retroactively before the end of the calendar year.

Compensation packages for our named executive officers are analyzed and discussed individually by the Governance Committee, and decisions are made once the Governance Committee has obtained all of the information it deems necessary. Information that is considered in making named executive officer compensation decisions includes information provided to the Governance Committee via presentations made to the committee by the named executive officers themselves. Such presentations include highlights of achievements and milestones met by the officers in the fiscal year and the results of each individual’s performance self-evaluation. The Governance Committee also considers the Company’s financial condition and performance.

The accounting and tax treatment of compensation decisions generally have not been material factors in determining the amount and type of compensation given to executive officers, other than to balance the potential cost to the Company with the benefit or value to the executive. The tax and accounting treatment of different compensation arrangements may play a greater role in the decision-making process in the future. The effects on Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) also would be considered when applicable.

The Governance Committee has not to date employed any compensation consultants to assist it with compensation decisions, although it is authorized by its charter to do so and reserves the right to engage such consultants when and if deemed necessary or advisable. The Governance Committee also has the authority to form, and delegate any of its responsibilities to, subcommittees as it deems appropriate, although to date it has not done so.

Compensation Components

The components of compensation provided to named executive officers (as well as non-officer employees) typically include base salary, annual discretionary bonuses and equity incentives. Bonuses and equity incentives have historically been granted in periods during which the Company’s financial performance have supported such awards. Executive officers have not received these components of compensation when the Company’s operating results have not been positive and/or the recipients have not achieved specified performance milestones. No bonuses were paid with respect to fiscal year 2019 or 2018 to any named executive officer due to the financial performance of the Company.

The Company also has in place retirement and change of control arrangements with its two named executive officers, who participate in the group benefits offered to all employees, such as medical and life insurance.

Base Salary

Base salary levels for the Company’s named executive officers are based on an informal review of compensation for competitive positions in the market and reflect job responsibilities and skills, level of experience, individual performance, judgments as to past and future contributions to the Company, and the Company’s compensation budget. Specific weight is not given to any particular factor when establishing base salaries, although most weight is typically given to individual performance. The Company’s practice has been to review base salaries at the fiscal year-end as noted above, although salaries may be reviewed more frequently if circumstances dictate.

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Annual Bonuses

Bonuses, when paid, are designed to tie awards to individual performance and motivate and reward employees for their contributions to the Company. A number of factors are considered in determining whether annual bonuses should be paid, most importantly the achievement by the Company of specified financial objectives and the achievement by the employees of individual objectives. Recognition of individual performance and accomplishment is based on a subjective analysis of each individual’s performance; recognition of Company performance is based on an evaluation of specified measures of corporate performance, such as corporate profits and sales order activity.

The Company has an Executive Bonus Program for the benefit of key management employees – traditionally the Chief Executive Officer and Chief Financial Officer – and an informal bonus program for all other employees. For named executive officers, an initial plan is set and approved by the Governance Committee at the beginning of the fiscal year and bonus awards are determined out of such plan at year-end based on Company and individual performance. For non-officer employees, the budget is established by management, subject to review by the Governance Committee, at year-end based on the Company’s financial performance during the year, and individual awards are determined through a consultative process involving an employee’s supervisor and our Chief Executive Officer.

Equity Incentives

As with base salary and bonus determinations, equity compensation awards are determined on an informal, annual basis. An important objective of this component of compensation is to strengthen the relationship between the long-term value of the Company’s stock price and the potential financial gain for employees, as well as retention of personnel. Historically the Company has awarded stock options to its employees and directors as the equity component of compensation, which provide recipients the opportunity to purchase shares of our Common Stock upon vesting and become valuable only if the trading price of the Common Stock increases. The recipient is therefore motivated to remain with the Company until the options vest and motivated to improve individual performance in support of improved Company performance.

In selecting employees eligible to receive equity compensation grants (whether at the initial hire date or through periodic grants) and determining the size of such grants, a variety of factors are considered, including the job and responsibility level and past, current and prospective services rendered, or to be rendered, to the Company by the employee. Determination of the employees eligible to receive awards and the size of such awards is based on a subjective analysis by the Governance Committee, with input and recommendations from Mr. Guild, of each individual’s position within the Company, his or her performance, and his or her growth potential and that of the Company.

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Equity Plans

The Company currently administers two plans that provide for the grant of equity incentive compensation to officers, directors and employees.

The Technical Communications Corporation 2005 Non-Statutory Stock Option Plan, as amended (the “2005 Plan”), was adopted by the Board of Directors in May 2005 and permitted the grant of non-statutory stock options to purchase up to 200,000 shares of Common Stock to employees, directors and consultants. The stated purpose of the 2005 Plan was to promote the success and interests of the Company and its stockholders by permitting and encouraging employees, directors and consultants of the Company to obtain a proprietary interest in the Company or its subsidiaries through the grant of non-statutory options to purchase shares of the Company. Determinations as to recipients of awards, option term, vesting period and exercise price were made by the Governance Committee in its discretion. As of December 13, 2019, the Company had issued a total of 208,500 options pursuant to the 2005 Plan. The 2005 Plan expired on May 5, 2015. As of December 13, 2019, no shares remained available for awards under such plan, although options to purchase 35,000 shares granted under the 2005 Plan remained outstanding.

In December 2016, the Board of Directors approved and adopted an amendment to the Technical Communications Corporation 2010 Equity Incentive Plan (as amended, the “2010 Plan”) upon the recommendation of the Governance Committee to increase the number of shares of Common Stock authorized for issuance upon grants and awards to 400,000 shares. Such amendment was approved by stockholders at the 2017 annual meeting. The 2010 Equity Plan now provides for the issuance of up to 400,000 shares of Common Stock pursuant to awards of stock options (incentive and non-qualified), stock appreciation rights, and restricted stock to employees, directors and consultants to the Company.

The stated purpose of the 2010 Plan is to promote the success and interests of the Company and its stockholders by permitting and encouraging participants to obtain a proprietary interest in the Company through the grant of awards that are consistent with the Company’s goals and that link the personal interests of participants to those of the Company’s stockholders. The 2010 Plan is further intended to enable the Company to attract, retain and motivate those whose services are deemed critical to the success of the Company and align the interests of such individuals with those of the Company. Determinations as to award recipients, duration, price, vesting and performance requirements and other material terms are made by the Governance Committee, although there are specific requirements as to the price and term of certain awards depending on the award type and recipient. If any award under the 2010 Plan is canceled, terminates, expires or lapses for any reason without having been exercised in full, any shares subject to such award that remain unpurchased are available for future grant. In addition, any shares retained by the Company upon exercise of an award in order to satisfy the exercise price of such award, or any withholding taxes due with respect to such exercise, are treated as not issued and shall continue to be available. At the same time, shares issued under the 2010 Plan and later repurchased by the Company are not available for future grant or sale. As of December 13, 2019, there were outstanding options to purchase an aggregate 196,337 shares pursuant to the 2010 Plan and 193,863 shares were still available for awards.

Retirement, Severance, Change in Control and Similar Compensation

The Company does not offer or have in place any formal retirement, severance or similar compensation programs other than its 401(k) plan. Rather, the Company individually negotiates with those employees for whom retirement, severance or similar compensation is deemed necessary. A description of the severance arrangements with the Company’s named executive officers follows.

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Carl H. Guild, Jr., President and Chief Executive Officer

Pursuant to his employment agreement, upon termination of his employment without “cause” by the Company or upon his death or disability, Mr. Guild is entitled to receive severance pay in an amount equal to the greater of six months’ base salary at the then-current level or the balance of the term of the agreement, less applicable taxes and other required withholdings and amounts owed to the Company, and including all health and other benefits to which he had been entitled while employed by the Company at the Company’s expense for at least six months. If the Company determines not to renew Mr. Guild’s employment agreement, he is entitled to an amount equal to six months’ base salary at the then-current level, less applicable taxes and other required withholdings and amounts owed to the Company, and the continuation of all health and other benefits to which he had been entitled while employed by the Company at the Company’s expense for at least six months.

“Cause” is defined as Mr. Guild’s failure or refusal to perform the services specified in his employment agreement or to carry out any lawful directions of the Board; conviction of a felony; fraud or embezzlement involving the assets of the Company, its customers, suppliers or affiliates; gross negligence or willful misconduct; or breach of any term of his employment agreement.

Mr. Guild may terminate his employment agreement upon prior written notice to the Company. Upon his voluntary termination, he is entitled to severance pay – defined as his base salary at the then-current level, less applicable taxes and other required withholdings and amounts owed to the Company – equal to six months if the termination date is on the renewal date of the agreement or the lesser of six months or the balance of the term of the agreement if the termination date is before such renewal date.

In the event of a change in control of the Company where Mr. Guild resigns or is terminated without cause by the Company within 24 months after such an event, any unvested options held shall automatically vest and become immediately exercisable. In addition, Mr. Guild would be entitled to receive severance pay in an amount equal to 24 months’ base salary at the then-current level, less applicable taxes and other withholdings and amounts due and plus all accrued and unpaid expenses and vacation time. In the event that any payment to be received pursuant to such change in control or the value of any acceleration right in any Company stock options held in connection with the change in control of the Company would be subject to an excise tax pursuant to Section 4999 of the Code, whether in whole or in part as a result of being an “excess parachute payment” within the meaning of such terms in Section 280G(b) of the Code, the amount payable will be increased (grossed up) to cover the excise tax liability due under Section 4999 of the Code, if otherwise permitted under the Code.

“Change in control” is defined as the occurrence of any one of the following: (a) any person or entity, including a “group” as defined in Section 13(d) of the Exchange Act (other than the Company, a wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries), becoming the beneficial owner of the Company’s securities having 51% or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company; or (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (c) the approval of the stockholders of the Company of a plan of liquidation.

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Michael P. Malone, Treasurer and Chief Financial Officer

Under Mr. Malone’s employment agreement, the Company has the right, upon written notice, to terminate his employment (a) immediately at any time for “cause” or (b) at any time without “cause”. Cause is defined as his failure or refusal to perform the services specified in his employment agreement or to carry out any lawful directions of the Board; conviction of a felony; fraud or embezzlement involving the assets of the Company, its customers, suppliers or affiliates; gross negligence or willful misconduct; inability for a continuous period of at least 180 days in the aggregate during any 360-day period to perform his duties due to a physical or mental disability incapable of reasonable accommodation under applicable law; or breach of any term of his employment agreement.

Upon termination of employment without cause by the Company, Mr. Malone is entitled to receive severance pay in an amount equal to the greater of six months’ base salary at the then-current level or his base salary for the balance of the term of the agreement. If the Company determines not to renew Mr. Malone’s employment agreement, he is guaranteed, at the Company’s option, at will employment for six months or severance pay in an amount equal to six months’ base salary at the then-current level. In either case, such amounts shall be less applicable taxes and other required withholdings and amounts owed to the Company, plus all accrued but unpaid expenses and vacation time.

In the event of a change in control of the Company where Mr. Malone resigns or is terminated without cause by the Company within six months after such an event, any unvested options held shall automatically vest and become immediately exercisable. In addition, Mr. Malone would be entitled to receive severance pay in an amount equal to six months’ base salary at the then-current level, less applicable taxes and other withholdings and amounts due and plus all accrued and unpaid expenses and vacation time. In the event that any payment to be received pursuant to such change in control or the value of any acceleration right in any Company stock options held in connection with the change in control of the Company would be subject to an excise tax pursuant to Section 4999 of the Code, whether in whole or in part as a result of being an “excess parachute payment” within the meaning of such terms in Section 280G(b) of the Code, the amount payable to Mr. Malone will be increased (grossed up) to cover the excise tax liability due under Section 4999 of the Code, if otherwise permitted under the Code. “Change in control” in Mr. Malone’s employment agreement has the same definition as that found in Mr. Guild’s agreement, provided above.

No other employees receive or are entitled to receive any retirement, severance or similar compensation.

Perquisites and Other Benefits

The Company generally does not provide its officers with “perks” or similar types of benefits. Messrs. Guild and Malone have life insurance policies for which the Company pays the premium, and the Company also typically matches up to a certain percentage of their contributions to the Company’s 401(k) plan. Both of these benefits are generally available to all Company employees, subject to certain limitations and restrictions. Messrs. Guild and Malone, like other employees, also are entitled to participate in TCC’s employee benefit plans offering group disability insurance, group medical and hospitalization plans, and retirement and profit-sharing plans.

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Chief Executive Officer Compensation

Mr. Guild has been President and Chief Executive Officer of the Company since 1998 and Chairman of the Board of Directors since 2001. His base salary for each of fiscal years 2019 and 2018 was $285,000.

Mr. Guild did not receive a bonus with respect to the fiscal years ended September 28, 2019 and September 29, 2018 due to the Company’s financial condition at year-end and the lack of achievement by the Company and Mr. Guild of specified performance milestones for the periods.

In fiscal 2019, the Board awarded Mr. Guild an option to purchase 3,500 shares of Common Stock for his service as a director, as it did for all other directors. These non-qualified options were granted on May 15, 2019 under the 2010 Plan at an exercise price of $3.58 per share with a term of 10 years, and vest over a five year period. Mr. Guild also was awarded a non-qualified option to purchase 3,500 shares of Common Stock for his service as a director during fiscal 2018. These non-qualified options were granted on February 12, 2018 under the 2010 Plan at an exercise price of $7.25 per share with a term of 10 years, and vest over a five year period. See “Director Compensation” in the Compensation section below for more information regarding such director option grants.

See “Retirement, Severance, Change in Control and Similar Compensation” above for a discussion of the severance payments payable to Mr. Guild under the terms of his employment agreement.

Chief Financial Officer Compensation

Mr. Malone has been Chief Financial Officer of the Company since 2000 and Treasurer since 1998. His base salary for each of fiscal years 2019 and 2018 was $160,000.

Mr. Malone did not receive a bonus with respect to the fiscal years ended September 28, 2019 and September 29, 2018 due to the Company’s financial condition at year-end and the lack of achievement by the Company and Mr. Malone of specified performance milestones for the periods. Mr. Malone also was not awarded any stock options or other equity incentives during fiscal years 2019 or 2018.

See “Retirement, Severance, Change in Control and Similar Compensation” above for a discussion of the severance payments payable to Mr. Malone under the terms of his employment agreement.

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain employees, generally the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In fiscal 2019, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Board of Directors believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Board has not formulated a policy to address non-qualifying compensation.

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Say on Pay Proposal and Vote

As discussed under Proposal II below, stockholders will have the opportunity to cast their vote on the compensation of TCC’s named executive officers as described in this Proxy Statement at the Meeting. The advisory vote will not be binding on the Governance Committee or the Board of Directors. However, the Governance Committee and the Board will review the voting results and any concerns raised by stockholders will be considered when determining future compensation arrangements and making decisions about future compensation programs and practices. The Board and Governance Committee also may consult directly with stockholders to better understand any issues and concerns. Stockholders (not including broker non-votes) have voted in favor of the compensation of the Company’s named executive officers every year since being given the opportunity to do so. At the Company’s 2011 annual meeting of stockholders and again at the 2017 annual meeting of stockholders, stockholders voted in favor of including an advisory vote on executive compensation in the Company’s proxy materials every year as recommended by the Board, which annual vote the Board implemented.

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COMPENSATION

Named Executive Officers

The following tables set forth all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer and Chief Financial Officer of the Company, who were the only “named executive officers” of the Company during its 2019 fiscal year, for all services rendered by such officers to the Company and its subsidiary in all capacities for the periods presented.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Carl H. Guild, Jr. President, Chief Executive Officer and Chairman	2019	$285,006(1)	--	$9,366(2)	$7,816(3)	$302,188
	2018	$285,006(1)	--	$18,524(4)	$6,910(3)	$310,440

Michael P. Malone Chief Financial Officer, Treasurer and Assistant Secretary	2019	$160,014(5)	--	--	$6,217(6)	$166,231
	2018	$160,014(5)	--	--	$6,109(6)	$166,123
(1)	Mr. Guild’s annual base salary was set at $285,000 effective March 1, 2012.

(2)	Amount represents an award on May 15, 2019 of a non-qualified option to purchase 3,500 shares of Common Stock at $3.58 per share, which vests over a five year period and has a 10 year term. Such award was made to Mr. Guild for his service as a director of the Company. The dollar amount presented includes the aggregate fair value of the award on the date of grant. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 86%, risk-free interest rate of 2.0%, and expected life of 6.5 years.

(3)	Includes the Company’s 25% match on the first 6%, and 30% match on the second 6%, of Mr. Guild’s 401(k) contributions for fiscal 2019 and 2018. Also includes life insurance premiums paid by the Company of $468 and $414 for each of fiscal years 2019 and 2018, respectively. The 2019 amount also includes $411 of interest paid to Mr. Guild in connection with his $300,000 loan to the Company in August 2019, which loan was repaid in full on September 23, 2019.

(4)	Amount represents an award on February 12, 2018 of a non-qualified option to purchase 3,500 shares of Common Stock at $7.25 per share, which vests over a five year period and has a 10 year term. Such award was made to Mr. Guild for his service as a director of the Company. The dollar amount presented includes the aggregate fair value of the award on the date of grant. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 82%, risk-free interest rate of 2.5%, and expected life of 6.5 years.

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(5)	Mr. Malone’s annual base salary was set at $160,000 effective March 1, 2012.

(6)	Includes the Company’s 25% match on the first 6%, and 30% match on the second 6%, of Mr. Malone’s 401(k) contributions for fiscal 2019 and 2018. Also includes life insurance premiums paid by the Company of $936 and $828 for each of fiscal years 2019 and 2018, respectively.

For further information on equity incentive awards granted to our named executive officers, see the disclosure below. For more information on compensation generally and information on severance and change of control rights, see the Compensation Discussion and Analysis section above.

Employment Agreements

Carl H. Guild, Jr.

The Company entered into an employment agreement with Carl H. Guild, Jr., its President and Chief Executive Officer, effective as of November 19, 1998 and amended November 8, 2001. The original term of the agreement expired September 30, 2000; the agreement renews automatically thereafter for successive periods of one year unless earlier terminated or not renewed. Mr. Guild’s agreement contains provisions specifying his annual compensation, subject to an annual merit review by the Board of Directors. The agreement also provides for performance awards to be paid at the discretion of the Company’s Board of Directors, based on an assessment of exceptional performance. Mr. Guild’s base salary was set at $285,000 effective March 1, 2012 and has not changed since such date. No performance awards were earned with respect to fiscal 2019 or 2018.

For a more in-depth discussion of Mr. Guild’s right to receive annual performance bonuses and his right to severance and change in control payments, see the Compensation Discussion and Analysis section above. For information on stock options granted to Mr. Guild, see “Outstanding Equity Awards at Fiscal Year-End” below.

Michael P. Malone

The Company entered into an employment agreement with Michael P. Malone, its Chief Financial Officer, effective as of February 12, 2001. The original term of the agreement was 12 months, and the agreement renews automatically for successive periods of one year unless earlier terminated or not renewed. Mr. Malone’s agreement contains provisions specifying his annual base salary, subject to an annual merit review by the Board of Directors. The agreement also provides for performance awards to be paid at the discretion of the Company’s Board of Directors, based on an exceptional performance assessment. Mr. Malone’s base salary was set at $160,000 effective March 1, 2012 and has not changed since such date. No performance awards were earned with respect to fiscal 2019 or 2018.

For a more in-depth discussion of Mr. Malone’s right to receive annual performance bonuses and his right to severance and change in control payments, see the Compensation Discussion and Analysis section above. For information on stock options granted to Mr. Malone, see “Outstanding Equity Awards at Fiscal Year-End” below.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unexercised options held by our named executive officers outstanding as of the end of the Company’s 2019 fiscal year, which date was September 28, 2019.

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Carl H. Guild, Jr.	3,500 (1)	--	--	7.02	02/08/20
	18,900 (2)	--	--	11.51	07/29/20
	3,500 (3)	--	--	9.77	05/05/21
	3,500 (4)	--	--	10.20	05/03/22
	3,500 (5)	--	--	4.67	02/11/23
	3,500 (6)	--	--	7.65	02/12/24
	2,800 (7)	700 (7)	--	4.05	05/07/25
	2,100 (8)	1,400 (8)	--	2.90	02/08/26
	1,400 (9)	2,100 (9)	--	2.50	02/13/27
	700 (10)	2,800 (10)	--	7.25	02/12/28
	--	3,500 (11)	--	3.58	05/15/29

Michael P. Malone	10,501 (2)	--	--	11.51	07/29/20

(1)	Granted on February 8, 2010 under the 2005 Plan; options have 10 year term and were fully vested as of February 8, 2010.
(2)	Granted on July 29, 2010 under the 2010 Plan; options have 10 year term and vested as to 20% of the shares on each of the first five anniversaries of the date of grant.
(3)	Granted on May 5, 2011 under the 2010 Plan; options have 10 year term and were fully vested as of May 5, 2011.
(4)	Granted on May 3, 2012 under the 2005 Plan; options have 10 year term and were fully vested as of May 3, 2012.
(5)	Granted on February 11, 2013 under the 2005 Plan; options have 10 year term and were fully vested as of February 11, 2013.
(6)	Granted on February 12, 2014 under the 2005 Plan; options have 10 year term and were fully vested as of February 12, 2014.
(7)	Granted on May 7, 2015 under the 2010 Plan; options have 10 year term and vest as to 20% of the shares on each of the first five anniversaries of the date of grant.
(8)	Granted on February 8, 2016 under the 2010 Plan; options have 10 year term and vest as to 20% of the shares on each of the first five anniversaries of the date of grant.
(9)	Granted on February 13, 2017 under the 2010 Plan; options have 10 year term and vest as to 20% of the shares on each of the first five anniversaries of the date of grant.
(10)	Granted on February 12, 2018 under the 2010 Plan; options have 10 year term and vest as to 20% of the shares on each of the first five anniversaries of the date of grant.
(11)	Granted on May 15, 2019 under the 2010 Plan; options have 10 year term and vest as to 20% of the shares on each of the first five anniversaries of the date of grant.

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Equity Incentive Plans

The Company currently administers two plans that provide for the grant of equity incentive compensation to officers, directors and employees: the Technical Communications Corporation 2010 Equity Incentive Plan and the Technical Communications Corporation 2005 Non-Statutory Stock Option Plan. At December 13 2019, there were an aggregate of 600,000 shares authorized under these plans, of which options to purchase 231,337 shares were outstanding and 193,863 shares were available for issuance upon future grants and awards. Generally, these plans provide for the grant of equity awards to employees, officers, directors and consultants of the Company, in each case in amounts, at prices and subject to such restrictions and limitations as determined by the Board of Directors or a committee thereof and in compliance with applicable law, including the Code. For more information about each plan, see “Equity Incentives” in the Compensation Discussion and Analysis section above. The goal of the Company’s equity incentive awards is to promote the success and interests of the Company and its stockholders by permitting and encouraging recipients to obtain a proprietary interest in the Company or its subsidiaries through the grant and exercise of such awards, and motivating such recipients to remain with the Company and work towards its success.

Grants in Fiscal 2019

On May 15, 2019, the Board of Directors granted to each of the then-current members of the Company’s Board of Directors options under the 2010 Plan to purchase 3,500 shares of Common Stock, for an aggregate 10,500 shares; Mr. Norwood was not eligible to receive such options because he was elected to the Board following the grant.  These non-qualified stock options, which are exercisable at $3.58 per share, vest 20% per year commencing the first anniversary of the date of grant and have a term of 10 years. Such grants were the only grants of stock options made to executive officers and directors of the Company during the 2019 fiscal year.

Retirement, Severance and Similar Compensation

No retirement, severance or similar compensation was paid to any employee during the 2019 fiscal year. For a description of the amounts that may be payable to our named executive officers upon their resignation, retirement, termination or a change in control, please see “Retirement, Severance, Change in Control and Similar Compensation” above in the Compensation Discussion and Analysis section. The Company also provides to all employees a 401(k) tax qualified plan.

Compensation of Directors

The following table sets forth all compensation paid to the Company’s directors for the fiscal year ended September 28, 2019. Mr. Guild, our President, CEO and Chairman of the Board of Directors, did not receive any compensation for his service as a director during the 2019 fiscal year other than the option grant discussed above.

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Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Thomas E. Peoples	$30,100(1)	$9,366(2)(3)	-	$39,466
Francisco F. Blanco	$24,500(1)	$9,366(2)(3)	-	$33,866
Ralph M. Norwood	$6,000(1)(4)	-	-	$6,000

(1)	Includes quarterly stipend and fees paid for Board of Directors and committee meetings attended during the fiscal year. For Mr. Peoples, also includes quarterly stipend received for serving as Chairman of the Audit Committee beginning in May 2018.
(2)	Amount represents an award on May 15, 2019 of a non-qualified option to purchase 3,500 shares of Common Stock at $3.58 per share, which vests over a five year period and has a 10 year term. The dollar amount presented includes the aggregate fair value of the award on the date of grant. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 86%, risk-free interest rate of 2.0%, and expected life of 6.5 years.
(3)	Mr. Peoples had 29,400 options outstanding at the 2019 fiscal year-end, of which 18,900 were fully vested and exercisable. Mr. Blanco had 24,500 options outstanding at the 2019 fiscal year-end, of which 14,000 were fully vested and exercisable.
(4)	Mr. Norwood became a director effective May 15, 2019.

Board members are entitled to receive a Board meeting fee of $2,500 per meeting attended (whether in person or via telephone conference, so long as the duration of the meeting attended exceeds 30 minutes), which fee can be waived.  Board members also receive a quarterly stipend of $3,500 for their service. Members of the Audit Committee are paid $1,000 for each Audit Committee meeting that is not held in connection with a regularly scheduled Board meeting, and the Audit Committee Chairman receives a quarterly stipend of $1,400 in addition to the stipend he receives as a director of the Company.  Members of the Governance Committee receive $500 for each meeting that is held other than in connection with a regularly scheduled meeting of the Board of Directors.

Directors are annually granted options to purchase 3,500 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant. Stock options granted to directors are considered non-qualified and, beginning in fiscal year 2015, vest 20% per year commencing on the first anniversary of the date of grant; prior director option grants vested immediately. Each grant expires 10 years after the date of grant, except that if a director ceases to be a director, the option terminates at the earlier of 10 years from the date of grant or three years from the last day as a director.

TCC reimburses members of the Board of Directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. The Company believes that members of the Board of Directors received compensation during fiscal year 2019 commensurate with their responsibilities to the Company and appropriate for a company of TCC’s size and revenues.

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PROPOSAL II. STOCKHOLDER ADVISORY VOTE

ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) and Section 14A of the Exchange Act entitle stockholders to cast a non-binding, advisory vote on the compensation of executives as described in a company’s proxy statement, otherwise known as “say on pay” proposals. The legislation makes clear that these votes do not overrule a Board’s compensation decisions, impose additional fiduciary duties on the Board, or limit stockholders’ ability to make other compensation-related proposals.

The Company’s guiding compensation philosophy, as discussed above in Compensation Discussion and Analysis, is to provide compensation that rewards individual and organizational performance and align such compensation with the interests of long-term stockholders. The Company aims to make executive compensation sensitive to Company performance, which is defined in terms of revenue growth and profitability. Compensation also must be competitive, thereby enabling the Company to attract, retain and motivate highly-qualified individuals who contribute to the Company’s success.

We believe that the Company’s executive compensation programs have been effective at providing appropriate incentives for the achievement of targeted results, aligning pay and performance, creating an ownership culture in which award recipients think and act like stockholders, and enabling TCC to attract and retain some of the most talented executives in the communications security device and system industry.

Revenues for the Company’s 2019 fiscal year were $7,024,000 with net income of $631,000 or $0.34 per share. However, for the prior seven year period from fiscal 2012 to fiscal 2018, the Company suffered recurring losses from operations and had an accumulated deficit of $2,155,000 at September 28, 2019.

Compensation actions taken with respect to fiscal 2019 for TCC’s named executive officers reflected the Company’s current and historical results. Specifically, in recognition of both the Company’s disappointing financial performance and poor individual achievement of performance milestones, no annual performance bonuses related to company performance were awarded to our CEO or CFO. Stockholders are encouraged to read the Compensation Discussion and Analysis and Compensation sections of this Proxy Statement for a more detailed discussion of how the Company’s compensation programs reflect our overarching compensation philosophy and core principles and how such philosophy and principles were implemented when making compensation decisions for the 2019 fiscal year.

Our Board values constructive dialogue on compensation and other governance topics, and recognizes the interest that investors have in executive compensation. In response to the passage of the Reform Act and in recognition of growing support for advisory votes on compensation and our stockholders’ say-on-pay and say-when-on-pay votes, stockholders currently have the opportunity to vote on an advisory resolution concerning the compensation of our executives on an annual basis. Stockholders approved such frequency at the 2017 annual meeting of stockholders.

At the Meeting, stockholders are being asked to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in the Compensation section (including the tables and narrative discussion therein) of this Proxy Statement be hereby APPROVED.

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Stockholders will have the opportunity to vote for or against such resolution, or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter shall be required to approve the stockholder advisory vote on executive compensation as disclosed in this Proxy Statement. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

The advisory vote will not be binding on the Governance Committee or the Board of Directors. However, the Governance Committee and the Board will review the voting results and any concerns raised by stockholders will be considered when determining future compensation arrangements and making decisions about future compensation programs and practices. The Board and Governance Committee also may consult directly with stockholders to better understand any issues and concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION.

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PROPOSAL III. RATIFICATION OF SELECTION OF

Independent Registered Pubic Accounting Firm

Stowe & Degon, LLC (“Stowe and Degon”) acted as TCC’s independent registered public accounting firm for the Company’s 2019 fiscal year, effective July 22, 2019. CohnReznick LLP (“CohnReznick”) acted as TCC’s independent registered public accounting firm for the Company’s 2018 fiscal year through July 23, 2019. The Audit Committee participated in and approved the decision to change independent registered public accounting firms.

The report of CohnReznick on the Company’s financial statements for the fiscal year immediately preceding its resignation did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report disclosed an uncertainty that raised substantial doubt as to the Company’s ability to continue as a going concern. Moreover, in connection with the audit of the Company’s financial statements for the fiscal year prior to resignation and through July 23, 2019, there were no disagreements between the Company and CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreement(s), if not resolved to the satisfaction of CohnReznick, would have caused it to make reference to the subject matter of such disagreement(s) in connection with its report on the financial statements for such periods. Finally, during the Company’s fiscal year prior to resignation and through July 23, 2019, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) with CohnReznick.

It is expected that a representative of Stowe & Degon will be present at the Meeting and will be available to respond to appropriate questions and make a statement if he or she so desires.

Fees

Audit Fees. The aggregate fees billed by Stowe & Degon for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2019 and for the reviews of the financial statements included in the Company’s quarterly reports during fiscal year 2019 were approximately $12,000. There are unbilled audit fees of approximately $75,000 for fiscal year 2019.

The aggregate fees billed by CohnReznick for professional services rendered for the reviews of the financial statements included in the Company’s quarterly reports during fiscal year 2019 were approximately $32,000.  The aggregate fees billed by CohnReznick for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2018, and the reviews of the financial statements included in the Company’s quarterly reports during fiscal year 2018, were approximately $300,000, which includes fees related to services rendered in connection with the restatement of the Company’s financial statements for the fiscal year ended September 30, 2017.

Audit-Related Fees. No fees were billed by Stowe & Degon or CohnReznick for assurance and related services that were reasonably related to the performance of such firm’s audit or review of the Company’s financial statements for fiscal years 2019 and 2018.

Tax Fees. The aggregate fees billed by Andersen Tax LLC for professional services rendered for tax compliance, tax advice and tax planning for the Company for fiscal years 2019 and 2018 was approximately $29,000 and $10,300, respectively.

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All Other Fees. No fees were billed by Stowe & Degon or CohnReznick for products or services provided other than those otherwise described above for fiscal years 2019 and 2018.

Pre-Approval Policies

It is the policy of the Audit Committee to pre-approve the audit and permissible non-audit services performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair such firm’s independence, in appearance or fact. In fiscal year 2019, the Audit Committee pre-approved all such services performed by Stowe & Degon and CohnReznick.

Ratification

Stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise, but is being done as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider this selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the ratification of the selection of the independent registered public accounting firm. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table shows, as of December 13, 2019, the beneficial ownership of Common Stock of the Company by (i) any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of TCC’s current directors and nominees, (iii) each of the Company’s named executive officers, and (iv) all current directors and executive officers of the Company as a group. As of December 13, 2019, there were 1,850,403 shares of Common Stock outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Francisco F. Blanco	14,700 (2)	0.8%
Carl H. Guild, Jr.	342,059(3)	18.0%
Thomas E. Peoples	24,390(4)	1.3%
Ralph M. Norwood	-	-
Michael P. Malone	90,756(5)	4.9%

All current directors, executive officers and 5% holders as a group (5 persons)	471,905(6)	24.3%

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group, within 60 days of December 13, 2019, upon the exercise of stock options or other purchase rights, but not the exercise of options or warrants held by any other person. The address of Messrs. Blanco, Guild, Peoples, Norwood and Malone is c/o Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742.
(2)	Represents 14,700 shares issuable upon the exercise of stock options.
(3)	Includes 44,100 shares issuable upon the exercise of stock options, and 297,959 shares held jointly by Mr. Guild and his wife.
(4)	Includes 19,600 shares issuable upon the exercise of stock options.
(5)	Includes 10,501 shares issuable upon the exercise of stock options.
(6)	Includes an aggregate 88,901 shares issuable upon the exercise of stock options.

Change in Control

The Company knows of no arrangements (including any pledge by any person of securities of TCC) that may result or have resulted in a change in control of the Company.

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ADDITIONAL INFORMATION

Other Matters

The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the Meeting. However, if any other matters are properly presented to the Meeting for action, it is intended that the persons named in the enclosed proxy card will vote on such matters in accordance with their best judgment and applicable law.

Stockholder Proposals for 2021 Annual Meeting

Proposals of stockholders for inclusion in the Proxy Statement and form of proxy, including director nominees, for the Company’s 2021 Annual Meeting of Stockholders (which is expected to be held on Monday, February 8, 2021) must be received by the Company at its principal executive offices no later than September 12, 2020, and must comply with the applicable requirements of federal securities laws and the Company’s nomination procedures as discussed herein. Stockholder proposals received outside this process will be considered untimely if the Company is not provided written notice thereof at least 45 days prior to the first anniversary of the date of mailing of this year’s proxy materials, as set forth on the first page of this Proxy Statement, or November 26, 2020. In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

Expenses and Solicitations

The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Further solicitation of proxies from some stockholders may be personally made by directors, officers and regular employees of the Company, by telephone, electronic mail, facsimile or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation by such individuals.

In addition, the Company may request banks, brokers, custodians, nominees, and fiduciaries to forward copies of the Company’s proxy materials to those persons for whom they hold shares to request instructions for voting the proxies. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

Householding

Certain stockholders who share the same address may receive only one copy of this Proxy Statement (which includes the Notice of Internet Availability of Proxy Materials) and the 2019 Annual Report on Form 10-K in accordance with a notice delivered from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. If you own your shares through a bank, broker or other holder of record and wish to either stop or begin householding, you may do so, or you may request a separate copy of this Proxy Statement (which includes the Notice of Internet Availability of Proxy Materials) or the Annual Report, either by contacting your bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or by contacting TCC via telephone at (978) 287-5100 or in writing at Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts, 01742, Attention: Investor Relations. The Company will promptly provide separate copies of the requested materials. If you request to begin or stop householding, you should provide your name, the name of your broker, bank or other record holder, and your account information.

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Annual Report on Form 10-K

The Company will provide, promptly upon written request and without charge to each stockholder entitled to vote at the Meeting, a copy of the Company’s Annual Report on Form 10-K as filed with the Commission for the fiscal year ended September 28, 2019. A request for copies of such report should be addressed to the Company at 100 Domino Drive, Concord, Massachusetts 01742, Attention: Investor Relations.

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0

TECHNICAL COMMUNICATIONS CORPORATION

Proxy for Annual Meeting of Stockholders

Date: February 10, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints CARL H. GUILD, JR., MICHAEL P. MALONE and DAVID A. WHITE, and each of them, proxies of the undersigned, with full powers of substitution to each, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock, $0.10 par value, of TECHNICAL COMMUNICATIONS CORPORATION the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. local time on February 10, 2020, and at any adjournments thereof. This proxy, if properly executed, will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies named herein on any other business which may properly come before said meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged. **If no direction is made, the proxy will be voted FOR the election of the nominee named in Proposal 1 and FOR Proposals 2 and 3.** Please vote, date and sign on the reverse side, and promptly return in the enclosed envelope.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

TECHNICAL COMMUNICATIONS CORPORATION

Date: February 10, 2020

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card and Annual Report for the 2019 fiscal year are available at www.tccsecure.com/investors/proxy-statement-2019.aspx

Please complete, sign, date and return your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20030300000000000000 6 021020

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEE:

☐ FOR THE NOMINEE — Francisco F. Blanco Class II Director

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

All stockholders are cordially invited to attend the Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear in this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.